245 PARK - EXHIBIT 10-F.
- ------------------------

                         CONSENT AND AGREEMENT

                             June 21, 1991

Morgan Guaranty Trust Company
of New York
60 Wall Street
New York, New York 10260


O&Y Equity Company, L.P.
Olympia & York 245 Park Avenue
Holding Company, L.P.
O&Y (U.S.) Development Company, L.P.
O&Y Equity General Partner Corp.
Olympia & York 245 Lease Company
O&Y Management Corp.
c/o Olympia & York Companies (U.S.A.)
237 Park Avenue
New York, New York  10017

           Re:   245 Park Avenue
                 NEW YORK, NEW YORK


Ladies and Gentlemen:

           Please refer to the following:

           (i) That certain agreement captioned "FIRST AMENDED AND
RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF 245 PARK AVENUE COMPANY", dated as of December 29, 1983, by and among JMB/245 Park Avenue Associates, Ltd. ("JMB"), formerly known as JMB/245 Park Avenue Associates, O&Y Equity Corp. ("EQUITY CORP.") and FAME Associates ("FAME"), as amended and supplemented by (1) that certain agreement captioned "FIRST AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF 245 PARK AVENUE COMPANY", dated as of December 29, 1986, by and among JMB, Equity Corp., FAME, O&Y Interests Corp. ("INTERESTS CORP."), Interests Corp. having previously succeeded to a portion of Equity Corp.'s interest in the "Partnership" (as hereinafter defined) and O&Y Equity Company, L.P. ("EQUITY"), as successor in interest to FAME and Equity Corp. as a partner of 245 Park Avenue Company (the "PARTNERSHIP"), (2) that certain letter agreement dated March 6, 1987 (the "BEAR", STEARNS AGREEMENT"), by and among Equity, Olympia & York 245 Lease Company ("LEASCO"), JMB and the Partnership, (3) that certain instrument captioned "AMENDED BUSINESS CERTIFICATE FOR PARTNERS", dated as of June 30, 1988, by and among Equity, Olympia & York 245 Park Avenue Holding Company, L.P. ("HOLDING"), JMB and Interests Corp., reflecting the succession by Holding to Interests Corp.'s interest in the Partnership, and (4) that certain letter agreement dated September 7, 1989 (the "DKB LETTER AGREEMENT"), by and between Equity and JMB
















                                 - 1 -
(the agreements and instrument referred to in this paragraph (i) being herein individually and collectively referred to as the "PARTNERSHIP AGREEMENT", the current partners of the Partnership being JMB, Equity and Holding);

           (ii) All proposed agreements and instruments evidencing and securing a loan in the principal amount of $50,000,000 (the "DEVCO LOAN") to be made by O&Y (U.S.) Development Company, L.P. ("DEVCO") to Equity (individually and collectively, the "DEVCO LOAN DOCUMENTS"), said Devco Loan Documents being more particularly described on Exhibit "A", hereunto annexed and made a part hereof, and including, but without limitation, that certain agreement captioned "PARTNERSHIP INTEREST PLEDGE AND SECURITY AGREEMENT", to be dated as of June 21, 1991, between Equity, as pledgor of its interests in the Partnership, Holding and Leasco, and Devco, as pledgee of such interests (herein, the "DEVCO PLEDGE AGREEMENT").

           (iii) All proposed agreements and instruments evidencing and securing revolving loans in the aggregate principal amount of $160,000,000 (the "MORGAN LOAN") to be made by Morgan Guaranty Trust Company of New York, acting for itself and on behalf of a group of lending institutions (individually and collectively, "MORGAN") to Devco (individually and collectively, the "MORGAN LOAN DOCUMENTS"), said Morgan Loan Documents being more particularly described on Exhibit "B", hereunto annexed and made a part hereof, and including, but without limitation, those certain agreements, each captioned "PARTNERSHIP INTEREST PLEDGE AND SECURITY AGREEMENT", each to be dated as of June 21, 1991, between, (1) under one such agreement, Equity, as pledgor of its interests in the Partnership, Holding and Leasco, and, (2) under the other such agreement, Holding, as pledgor of its interest in the Partnership, and, under each agreement, Morgan, as pledgee of such interests (individually and collectively, the "MORGAN PLEDGE AGREEMENTS").

           Equity, Holding, Devco, Morgan and their respective affiliates (such parties being sometimes individually and collectively referred to herein as the "SUBORDINATE PARTIES") have requested that JMB and the Partnership consent to the execution and delivery of the Devco Pledge Agreement and Morgan Pledge Agreements and to the pledges of Equity's and Holding's respective interests in the Partnership contained therein (collectively, the "PLEDGES"). Acting in accordance with the terms and provisions of the Partnership Agreement, JMB and the Partnership hereby consent to the execution and delivery of the Devco Pledge Agreement and the Morgan Pledge Agreements and to the Pledges, subject, however, to the terms, conditions and agreements hereinafter set forth:

           1. The Pledges, the Devco Pledge Agreement, the Morgan Pledge Agreements, all other Devco Loan Documents and Morgan Loan Documents and the rights of the Subordinate Parties under or in respect of the foregoing are and at all times shall be subject and subordinate to each and all of the rights of JMB or the Partnership, now existing or hereafter arising, under, pursuant to or in connection with the Partnership Agreement (JMB and the Partnership being sometimes individually and collectively referred to herein as the "PRIOR PARTIES"), which rights of the Prior Parties include, but without limitation, the security interests created by, or identified in, Section 9.3 of the Partnership Agreement. Nothing in this Consent and Agreement or in the Devco















                                 - 2 -
Loan Documents or Morgan Loan Documents shall be construed as imposing any obligation upon JMB, the Partnership or Continental with respect to the performance of any of the duties or obligations evidenced or secured by the Devco Loan Documents or the Morgan Loan Documents; and none of JMB, the Partnership or Continental shall have any obligations or liability in respect of the repayment of the Devco Loan Documents or the Morgan Loan Documents. In addition, nothing herein or in the Devco Loan Documents or the Morgan Loan Documents shall be construed as permitting any lien or encumbrance upon any assets of the Partnership or of JMB as security for performance of any of the duties or obligations evidenced or secured by the Devco Loan Documents or the Morgan Loan Documents, including, but without limitation, the repayment of the Devco Loan, the Morgan Loan any other debt evidenced or secured thereby.

           2. The Subordinate Parties acknowledge and consent to the rights of Continental Illinois National Bank and Trust Company of Chicago ("CONTINENTAL") identified in Section 9.3 of the Partnership Agreement and, to the extent consistent with said Section 9.3, as further described on Exhibit "C", hereunto annexed and made a part hereof (herein, the "CONTINENTAL RIGHTS"). The rights of the Subordinate Parties under, pursuant to or in respect of Section 9.3 of the Partnership Agreement are and at all times shall be subject and subordinate to the Continental Rights. JMB represents and warrants that (i) Continental has consented to JMB's execution and delivery of this Consent and Agreement and to the possible transfer of Equity's and Holding's Partnership interests in accordance herewith and that (ii) the Continental Rights represent all of the agreements and understandings existing between JMB and Continental with respect to the Continental Rights; and provided further, however, that the foregoing representations and warranties shall not extend to understandings or agreements which have no material or adverse affect on the interests of the Subordinate Parties.

           3. (a) The Subordinate Parties shall promptly (and, in any event, within 30 days following their issuance) deliver copies of all notices of default given under or in connection with the Devco Loan Documents or Morgan Loan Documents to JMB and the Partnership.

                 (b) Without limitation upon, but in addition to, the notification requirements set forth in (a) above, in the event that Devco or Morgan shall seek to exercise any of their respective remedies under the Devco Loan Documents or Morgan Loan Documents by reason of the occurrence of default thereunder that has not been cured within the applicable cure period, if any, thereunder (herein, and "EVENT OF DEFAULT"), then Devco or Morgan, as appropriate, shall give JMB and the Partnership written notice (herein, the "SPECIAL NOTICE") of (i) the occurrence of such Event of Default (said Special Notice to specify with reasonable particularity the circumstances giving rise to said Event of Default) and (ii) the remedies which said party intends to pursue in respect of such Event of Default; provided, however, that the notifying party shall not commence the exercise of such remedies at any time




















                                 - 3 -
prior to that date which is thirty (30) days subsequent to the receipt by JMB and the Partnership of the Special Notice. Notwithstanding the foregoing, Devco or Morgan, as appropriate, shall not be obligated to give the Special Notice unless and until an Event of Default shall have occurred and such party desires to proceed with remedies against or in respect of one or more of the Pledges (as distinguished from their proceeding with remedies unrelated to the Pledges); provided, however, that if any of such parties subsequently desire (by reason of such Event of Default or by reason of any other Event of Default) to proceed with remedies against or in respect of one or more of the Pledges, then the aforesaid requirements for the Special Notice shall be operative. Subject to the Prior Parties rights elsewhere set forth in this Consent and Agreement, the aforesaid 30-day period within which Devco's or Morgan's remedies shall not be commenced shall not apply to Devco's or Morgan's rights to receive distributions to Equity or Holding from the Partnership.

                 (c) At all times following the receipt by JMB or the Partnership of a Special Notice (or, in the event that, for any reason, such Special Notice is not received by JMB or the Partnership, then at all times following the commencement by Devco or Morgan of the exercise of any of their respective remedies by reason of an Event of Default against or in respect of one or more of the Pledges [as distinguished from their proceeding with remedies unrelated to the Pledges],:

                      (i) the exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the Partnership and its business shall be vested in JMB, such authority including, but not being limited to, the exclusive right to cause the whole of the "Land Estates" and "Improvements" then included in the "Business Property" to be sold at any time (subject, however, to the right of first refusal set forth in subsection 6.2D(1) of the Partnership Agreement) and to cause any financing or refinancing of the Business Property; provided, however, that any such financing or refinancing of the Business Property shall be subject to the provisions of subsection 6.2F of the Partnership Agreement, except that JMB shall have the right to initiate any such financing or refinancing at any time prior to, on or after April 1, 1993. As used herein, the terms "LAND ESTATES", "IMPROVEMENTS" and "BUSINESS PROPERTY" have the meanings set forth for such terms in the Partnership Agreement.

                      (ii) Either JMB or the Partnership shall have the right to terminate the "Management Agreement" (as such term is defined in the Partnership Agreement), with or without cause, and on not less than five (5) business days prior written notice from JMB or the Partnership to O&Y Management Corp. ("AGENT"), in which event (1) JMB shall thereafter make all decisions respecting the day-to-day operation of the Business Property, including, but not limited to, all decisions respecting leasing, repairs and improvements, (2) JMB shall have the right to appoint an Affiliate of JMB or of JMB Realty Corporation (including, but without limitation, JMB Properties Company) or an unaffiliated commercial management company as successor manager to serve under an agreement in form and content satisfactory to JMB, (3) the Management Agreement shall be of no further force or effect (provided,

















                                 - 4 -
however, that said termination of the Management Agreement shall not be construed as a release of any party thereto from any liabilities or obligations arising or accruing thereunder prior to the termination thereof), (4) Agent shall promptly deliver to JMB or its designee all pertinent records and management reports held or prepared by the Agent (including, both without limitation, copies of all tenant leases, service contracts and other agreements and correspondence in respect of the foregoing held by Agent or which is under Agent's control), as well as funds then held by Agent, Equity or Holding on the Partnership's behalf (Equity and Holding agreeing to cooperate with Manager in its performance of its obligations under this paragraph 3), (5) if requested by JMB, Agent shall formally and promptly notify in writing every tenant, vendor, mortgagee and other parties designated by JMB of said change in management,
(6) any receipts or correspondence, invoices or other documents received by Agent with respect to the Business Property subsequent to the date of termination shall be promptly remitted and delivered to JMB or its designee, and (7) Agent shall take all reasonably requested actions and provide all reasonably requested assistance and advice as is necessary or appropriate to cooperate with JMB and its designees in providing for the smooth transition of management responsibilities to JMB or its designee. JMB and the Partnership shall have similar rights to those set forth in this subparagraph (iii) with respect to any other agreements in effect between the Partnership and any "Affiliates" (as such term is defined in the Partnership Agreement) of Equity or Holding.

           4. Subject to and without modification of the Prior Parties' rights elsewhere set forth in this Consent and Agreement, unless and until such date as of which all of the following shall have occurred: (i) JMB and the Partnership shall have received the Special Notice, (ii) the Management Agreement shall have been terminated pursuant to paragraph 3 above, (iii) all funds held by Agent, Equity and Holding on the Partnership's behalf shall have been delivered to JMB or its designee and
(iv) JMB and the Partnership shall have received written notice (herein, the "DISTRIBUTIONS NOTICE") from Devco or Morgan, as the case may be, instructing the Partnership and JMB that distributions and loan repayments from the Partnership not be made to Equity or Holding, neither JMB nor the Partnership shall have any liability by reason of any distributions and loan repayments from the Partnership being made (other than by JMB) to Equity, Holding or their Affiliates (as opposed to such distributions or loan repayments being made to any other party, including, but without limitation, Devco or Morgan). Subject to and without modification of the Prior Parties' rights elsewhere set forth in this Consent and Agreement, from and after such time as all of the events described in clauses (i) through (iv) of the preceding sentence shall have occurred (collectively, the "SPECIFIED EVENTS"), the Partnership shall be entitled to make all distributions and loan repayments to Equity, Holding or their Affiliates directly to Devco or Morgan, regardless of any contrary claims or demands by Equity, Holding or any other party. Prior to the occurrence of the Specified Events, nothing herein shall be deemed to limit JMB's or the Partnership's rights to deal solely with Equity and Holding (and their successors and assigns as partners in the Partnership) with respect to any matter relating to the Partnership.


















                                 - 5 -
           5. JMB and the Partnership shall be entitled to act and to rely upon any written notice, request, or other document believed by them in good faith to have been executed by the proper party or parties, and, in so acting and relying, neither the Partnership nor JMB shall have any duty to investigate the genuineness, sufficiency, correctness or validity of any such written notice, request or other document, or the identity, authority or rights of any persons executive or depositing same.

           6. None of the Partnership, JMB or any general or limited partner of JMB shall have any personal liability hereunder except for gross negligence or willful default hereunder (and then only to the extent of their respective interests in the Partnership).

           7. In the event of any disagreement among, or between any of, Equity, Holding, Devco and Morgan resulting in adverse claims or demands being made upon the Prior Parties in connection with the subject matter of this Consent and Agreement, or in the event that any of the Prior Parties shall be in doubt as to what action it or they should take hereunder, any of the Prior Parties may, at its option, refuse to comply with any claims, requests, or demands made upon it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, none of the Prior Parties shall be or become liable in any way or to any person for its failure or refusal so to act, and the Prior Parties shall be entitled to continue so to refrain from acting until
(a) the rights of all parties shall have been fully and finally adjudicated in a court of competent jurisdiction, or (b) all differences shall have been adjusted and all doubt resolved by written agreement among all the interested persons, and the Prior Parties shall have been notified thereof in writing by all such persons. In the event the Prior Parties are apprised of the existence of any pending or threatened litigation or dispute among Equity, Holding, Devco and Morgan, or among any of them, relating to distributions from or other payments of monies by the Partnership or to the Pledges, then the Prior Parties may: (a) deposit any and all sums then or thereafter distributable or payable to Equity, Holding or their Affiliates under the Partnership Agreement with the clerk of the court in which the litigation is pending; and/or (b) commence an action for an interpleader.

           8. In the event that Devco or Morgan forecloses upon or otherwise proceeds against the Pledges, in whole or in part, or desires to accept an assignment of a pledged interest (in whole or in part) in lieu of foreclosure or such other proceeding, then prior to Devco's or Morgan's consummating such foreclosure or such other proceedings or accepting such other assignment, Devco or Morgan, as the case may be, shall give each of the Prior Parties notice of such assignment, foreclosure or other proceedings, as the same may be adjourned or re-scheduled from time to time. Notwithstanding the foregoing:

                 (a) JMB's rights of first refusal set forth in Section 7.3B of the Partnership Agreement shall be applicable to any whole or partial transfer of the Partnership interests subject to the Pledges, whether by foreclosure, assignment in lieu of foreclosure, or otherwise, to any party other than Devco or Morgan.

















                                 - 6 -
                 (b) In the event that Devco or Morgan desires to acquire, in whole or in part, ownership of any of the Partnership interests which are subject to the Pledges, whether by foreclosure, assignment in lieu of foreclosure or otherwise, then Devco or Morgan, as appropriate, shall give JMB and the Partnership no less than ninety (90) days prior written notice of the date on which Devco or Morgan, as appropriate, shall acquire such interest and, at any time prior to the expiration of such ninety (90) day period, in lieu of Devco or Morgan acquiring such interest, JMB shall have the right to acquire all of the Partnership interests which are subject to the Pledges for a cash consideration equal to the then fair market value of the Partnership interests which are subject to the Pledges (with said fair market value to be determined by averaging the closest two of three appraisals to be made by three independent, unaffiliated appraisers, with one such appraiser to be selected by JMB, one such appraisers to be selected by Morgan and the other to be selected by the appraisers chosen by JMB and Morgan [and with said 90-day period to be extended, as necessary or reasonably appropriate, in order for said appraisers to be selected and to complete said appraisals and for an orderly closing to proceed thereafter]). JMB shall pay the costs of the appraiser selected by it, Morgan shall pay the costs of the appraiser selected by it and JMB and Morgan shall split the cost of the third appraiser. In the event that JMB acquires the pledged Partnership interests pursuant to this subparagraph
(b), then the same shall be assigned to JMB at closing free and clear of the Pledges and of all other liens, claims and encumbrances other than those in favor of JMB and the Partnership pursuant to Section 9.3 of the Partnership Agreement and the Continental Rights. Notwithstanding the foregoing, JMB acknowledges and agrees that, during the aforesaid 90-day period, as the same may be extended in accordance with the foregoing, Devco or Morgan may take title to the Partnership interests which JMB has the right to acquire under this subparagraph 8(b); and in the event Devco or Morgan shall acquire such Partnership interests, then JMB's rights shall be to acquire such Partnership interests from Devco or Morgan pursuant to and in accordance with the provisions of this subparagraph 8(b).

           9. Nothing herein will entitle Devco, Morgan or any party succeeding to their respective interests in and to the Partnership interests which are subject to the Pledges to have any greater right or interest in and to the Partnership than Equity's or Holding's rights, subject to the terms of the Partnership Agreement, as a general partner of the Partnership. In that connection, the Partnership interests subject to the Pledges shall, following any such transfer, remain subject to all of the Prior Parties' rights under, pursuant to or in connection with this Consent and Agreement and the Partnership Agreement, including, but without limitation, JMB's and the Partnership's rights under Section 9.3 of the Partnership Agreement and the Continental Rights. Nothing in this Consent and Agreement or in any of the Devco Loan Documents or Morgan Loan Documents shall be construed as modifying, or requiring the modification of, any existing contractual obligations of the Partnership with any "THIRD PARTIES" (which means, individually and collectively, all parties who are not Prior Parties, Subordinate Parties, Continental or Affiliates).



















                                 - 7 -
           10. By their acceptance hereof, Holding, Equity, Devco and Morgan each agree to execute such further documents as may from time to time be reasonably requested by the Prior Parties or Continental in order to evidence or effectuate the terms and provisions hereof (such further documents to include, without limitation, any instrument, statements or certificates in recordable form that evidence the fact that Devco's and Morgan's collateral interests in the Partnership interests subject to the Pledges are subject and subordinate to the collateral interests in such interests held by the Prior Parties.

           11. Except as provided herein, nothing herein shall be deemed to modify or amend any of the terms, provisions or conditions of the Partnership Agreement or any other agreement executed in connection therewith and the terms and provisions of all such agreements, as affected hereby, are hereby deemed ratified and confirmed in their entirety. In the event of any conflict or inconsistency between the terms and provisions of this Consent and Agreement and those of the Partnership Agreement or of the Devco Loan Documents or Morgan Loan Documents, the terms and provisions of this Consent and Agreement shall prevail.

           12. This Consent and Agreement and the terms and provisions hereof shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto including, but without limitation, in the case of JMB, Continental and its nominees, successors and assigns. The parties acknowledge that all rights of the Prior Parties in this Consent and Agreement shall inure to the benefit of, and may be exercised by, Continental, its nominees, successors and assigns.
References herein to "Devco" and "Morgan", respectively, shall include their respective successors and assigns as holders (in whole or in part) of the lenders' interests under the Devco Documents and Morgan Loan Documents, respectively.


           13. Any notice required hereunder or given pursuant hereto to the Partnership or JMB shall be given to the Partnership and JMB at 900 North Michigan Avenue, Chicago, Illinois 60611-1575, Attention: Messrs. Stuart Nathan and Robert Chapman (with copy to Pircher, Nichols & Meeks, 1999 Avenue of the Stars, Los Angeles, California 90067, Attention: Real Estate Notices), and no such notice shall be deemed given to JMB or the Partnership unless and until the same is addressed as aforesaid and delivered to such addresses by certified mail, postage prepaid, return receipt requested, subject, however, to the right of JMB to designate different addresses or notice parties from time to time for notice to be delivered to it and the Partnership.

           14. JMB's and the Partnership's consents contained herein and their other respective obligations under this Consent and Agreement are subject to and conditioned upon Holding, Equity and Devco obtaining all consents and approvals required for this Consent and Agreement and for the transactions evidenced and secured by the Devco Loan Documents and the Morgan Loan Documents from all obligees of the Partnership, including, but without limitation, all mortgagees of the Partnership. Holding, Equity and Devco hereby jointly and severally represent and warrant to JMB and the Partnership that all such required consents and approvals, if any, have been obtained and















                                 - 8 -
at Holding's, Equity's and Devco's sole cost and expense (for which none of such parties shall be entitled to any contribution or reimbursement from JMB or the Partnership). Without limitation upon the foregoing, but in addition thereto, none of JMB or the Partnership shall be obligated to make any contribution or reimbursement to Devco, Holding or Equity in connection with any costs or expenses incurred by them, respectively, in connection with or pursuant to this Consent and Agreement (including, but without limitation, paragraphs 15 and 20 below), the Devco Loan Documents, the Morgan Loan Documents or any of the transactions contemplated herein or therein and no such costs or expenses shall be deemed to be capital contributions (in whole or in part) to the Partnership.

           15. Concurrently with the execution and delivery hereof, Holding, Equity and Devco, at their sole cost and expense, are causing to be paid directly to Pircher, Nichols & Meeks, the aggregate sum of $43,126.29, representing legal fees and disbursements of Pircher, Nichols & Meeks for work performed by such firm on JMB's behalf in connection with the preparation of this Consent and Agreement and for certain other representation of JMB in connection with Partnership matters. In addition, within five business days following the execution and delivery of this Consent and Agreement, Equity shall, at its sole cost and expense, cause to be paid directly to Messrs. Mayer, Brown & Platt, the aggregate sum of $1,000.00, representing legal fees and disbursements of such firm for work performed by such firm on Continental's behalf in connection with the preparation of this Consent and Agreement.

           16. The Subordinate Parties hereby jointly and severally represent and warrant to JMB, the Partnership and Continental that the Devco Loan Documents and the Morgan Loan Documents, when executed and delivered, will represent all of the agreements and understandings existing among such parties with respect to the Devco Loan and Morgan Loan, respectively, and that there are not, and, except as contemplated below, will not be, any agreements or understandings among any of such Parties with respect to the Devco Loan or the Morgan Loan, except for this Consent and Agreement and as described on Exhibits "A" and "B" to this Consent and Agreement; provided, however, that the foregoing representations and warranties shall not extend to consents or estoppels from Third Parties, where such consents or estoppels do not relate to the Partnership or its assets; and provided further, however, that the foregoing representations and warranties shall not extend to understandings or agreements which have no material or adverse affect on the interests of the Prior Parties or of Continental. The Subordinate Parties covenant and agree that no modifications or amendments having a material or adverse affect on the interests of JMB or the Partnership or Continental shall be made to any of the Devco Loan Documents or Morgan Loan Documents without the prior written consent of the Partnership, JMB and Continental, which consent may be granted or withheld by the Partnership, JMB or Continental in their respective sole and absolute discretion; provided, however, that (i) such consent shall not be unreasonably withheld, delayed or denied so long as such modifications or amendments are not adverse to the interests of JMB, the Partnership or Continental, and (ii) the prior written consent of the Partnership, JMB and Continental shall not be required for modifications or amendments that are material and beneficial to

















                                 - 9 -
the interests of JMB, the Partnership and Continental (but copies of any such modifications or amendments shall be provided to JMB and the Partnership prior to their execution and delivery by the parties thereto). Notwithstanding the foregoing, in no event shall any modifications or amendments to the Devco Loan Documents or Morgan Loan Documents be entered into which purport to impose any obligation upon JMB, the Partnership, the Partnership's assets or Continental with respect to the performance of any of the duties or obligations evidenced or secured thereby or by the other Devco Loan Documents or Morgan Loan Documents. For purposes hereof, a modification or amendment to the Devco Loan Documents or Morgan Loan Documents having a material or adverse affect on the interests of JMB, the Partnership or Continental would include, without limitation, any modification or amendment resulting in an increase in the principal amount of the Devco Loan or Morgan Loan or modifying the interest rate, maturity date or other terms for repayment of the Devco Loan or Morgan Loan or modifying the "245 Release Payment" (as such term is defined in the Morgan Loan Documents) or increasing the proportion of the total Morgan Loan or Devco Loan which the 245 Release Payment represents.

           17. The Subordinate Parties agree that all "Net Financing Proceeds" (as such term is defined in the Partnership Agreement) hereafter distributed to Equity and Holding and all repayments of loans (including all principal and interest thereon) hereafter made by the Partnership to Equity, Holding or their Affiliates shall be first applied by them in repayment of a sufficient portion of the Morgan Loan to obtain a release of the Partnership interests Pledges securing same in accordance with the requirements of the Morgan Loan Documents.

           18. All references in the Partnership Agreement to predecessors in interest to Equity and Holding shall be deemed to refer to Equity and Holding at all times from and after their respective acquisitions of such predecessors' interests.

           19. At all times prior to the termination of the Pledges, JMB and the Partnership shall have the right to deal solely with Morgan Guaranty Trust Company of New York, acting on behalf of all participants in the Morgan Loan, in respect of all matters arising under, pursuant to or in connection with this Consent and Agreement; and Morgan Guaranty Trust Company of New York hereby represents and warrants that it has and shall, at all times prior to the termination of the Pledges, have the sole and exclusive authority to deal with JMB and the Partnership on behalf of itself and all of the Participants in the Morgan Loan in respect of all matters arising under, pursuant to or in connection with this Consent and Agreement.

           20. Equity, Holding and Devco hereby jointly and severally covenant and agree to indemnify and hold JMB, the Partnership and Continental harmless from and against all expenses (including, but without limitation, legal fees), costs, losses, liabilities or damages incurred by or asserted against JMB, the Partnership or Continental (i) in connection with any dispute arising among Equity, Holding, Devco and Morgan, or a among any of them, under, pursuant to or in connection with this Consent and Agreement, the Devco Loan Documents or the Morgan Loan Documents or
(ii) in connection with any "TAX MATTER".  As used
















                                - 10 -
herein, means, "TAX MATTER" individually and collectively, (1) any transfer, gains or other tax (including, but without limitation, any federal, state or local income tax) resulting from or relating to (i) the transactions contemplated by the Devco Loan Documents or Morgan Loan Documents or from any exercise of rights or remedies afforded thereunder (including, but without limitation, foreclosure of the Pledges) or (ii) JMB's or its Affiliate's exercise of its rights or remedies under paragraph 8 above, and (2) any increase in real property tax assessments for the Business Property or any portion thereof resulting from or relating to (i) the transactions contemplated by the Devco Loan Documents or Morgan Loan Documents or from any exercise of rights or remedies afforded thereunder (including, but without limitation, foreclosure of the Pledges) or (ii) JMB's or its Affiliate's exercise of its rights or remedies under paragraph 8 above. Any amounts owing to JMB or its Affiliate under this paragraph 20 may, at JMB's or its Affiliate's election, be offset and credited against the purchase price for any Partnership interests acquired by JMB or its Affiliate pursuant to paragraph 8 above.

           21. All covenants and agreements of Equity, Holding and Devco, respectively, set forth in this Consent and Agreement, including, but without limitation, the indemnification obligations set forth in paragraph 20 above, shall be secured by Equity's and Holding's pledges of their respective interests in the Partnership to JMB and the Partnership set forth in Section 9.3 of the Partnership Agreement, which pledges, as more particularly set forth above, are prior and superior to all rights of Devco and Morgan, respectively, under the Devco Loan Documents and Morgan Loan Documents.

           22. JMB's rights under paragraph 8 above shall not be applicable to transfers of Partnership interests by Equity or Holding to Affiliates thereof, where such transfers are permitted without the requirement of JMB's consent under the Partnership Agreement and where such transfers do not entitle JMB to the rights of first refusal thereon set forth in Section 7.3B of the Partnership Agreement; provided, however, that the Subordinate Parties covenant and agree that no such transfers to Affiliates shall be made with the principal purpose of circumventing JMB's rights under said paragraph 8 above and any such Affiliate transferees of Partnership interests by Equity or Holding shall remain subject to JMB's rights under said paragraph 8. JMB shall have the right from time to time to assign one or more of its rights under paragraph 8 above to one or more Affiliates of JMB.

           23. The parties acknowledge that references to Devco in paragraphs 3, 7 and 8 of this Consent and Agreement shall not be construed as implying that Devco has any rights to enforce obligations under the Devco Loan Documents independently of Morgan, to the extent that Devco has assigned such rights to Morgan; provided, however, that nothing in this paragraph 23 shall






















                                - 11 -
be construed as limiting the Prior Parties' rights set forth in said paragraphs 3, 7 or 8 above.



     24. The parties acknowledge that this Consent and Agreement shall not be modified or amended without the prior written consent of Continental.

           Please indicate your consent to the terms and provisions of this Consent and Agreement by executing this Consent and Agreement in the space provided below.

                      Very truly yours,

                      JMB/245 PARK AVENUE ASSOCIATES, LTD.

                      By:  JMB PARK AVENUE, INC.
                            general partner

                            By:
                                  Title:

                      245 PARK AVENUE COMPANY

                      By:  JMB/245 PARK AVENUE ASSOCIATES, LTD.

                            BY:  JMB PARK AVENUE, INC.
                                 general partner

                                 By:
                                     Title:

                      By:  O&Y EQUITY COMPANY, L.P.

                        By:  O&Y EQUITY GENERAL PARTNER CORP.,
                              general partner

                              By:
                                   Title:    Executive Vice President

ACCEPTED AND AGREED TO AS OF THE DATE
FIRST ABOVE WRITTEN:

MORGAN GUARANTY TRUST COMPANY
OF NEW YORK

By:
     Title:      Executive Vice President





















O&Y (U.S.) DEVELOPMENT COMPANY, L.P.

By:  O&Y (U.S.) DEVELOPMENT GENERAL
     PARTNER CORP., general partner

     By:
           Title:     Executive Vice President

By:  O&Y Equity Company, L.P.,
     general partner

O&Y EQUITY COMPANY, L.P.

By:  O&Y EQUITY GENERAL PARTNER CORP.
     general partner

     By:
           Title:     Executive Vice President

OLYMPIA & YORK 245 PARK AVENUE HOLDING
COMPANY, L.P.

By:  O&Y EQUITY COMPANY, L.P.,
     general partner

By:  O&Y EQUITY GENERAL PARTNER CORP.,
     general partner

     By:
           Title:     Executive Vice President

OLYMPIA & YORK 245 LEASE COMPANY

By:  O&Y EQUITY COMPANY, L.P.,
     general partner

By:  O&Y EQUITY GENERAL PARTNER CORP.,
     general partner

     By:
           Title:     Executive Vice President

O&Y MANAGEMENT CORP.

By:
     Title:      Executive Vice President

O&Y EQUITY GENERAL PARTNER CORP.

By:
     Title:      Executive Vice President



















                               EXHIBIT A

                         Devco Loan Documents

1. $50,000,000 Note made by O&Y Equity Company, L.P. payable to O&Y (U.S.) Development Company, L.P.

2. Partnership Interest Pledge and Security Agreement between Equity Co. and Devco, in connection with the pledge by Equity Co. of its interest in (x) 245 Co., (y) 245 Holding and (z) 245 Lease.

3. With respect to item 2 above, two UCC-1 Financing Statements naming Equity Co., as debtor, and the Devco, as secured party, one to be-filed with the New York Secretary of State and one to be filed in New York County.

                               EXHIBIT B

                         Morgan Loan Documents

           As used in this Exhibit B, the names of the following parties have been abbreviated as follows:

     PARTY                                         ABBREVIATION

     BHF - Bank; Bank of Montreal; The
     Sumitomo Trust & Banking Company,
     Limited; Westdeutsche Landesbank;
     Banco di Roma; Manufacturers
     Hanover Trust Company; Morgan
     Guaranty Trust Company of New York;
     and Svenska Handelsbank                       the Banks

     Morgan Guaranty Trust Company of
     New York, as agent for the Banks              the Agent
     O&Y (U.S.) Development Company, L.P.          Devco
     Olympia & York (U.S.) Holdings Company        US Holding

     Olympia & York 245 Park Avenue
     Holding Company, L.P.                         245 Holding

     O&Y Equity Company, L.P.                      Equity Co.

     O&Y Equity General Partner Corp.              Equityco GP-US

     Olympia & York Real Estate (USA) Inc.         Real Estate

     O&Y (U.S.) Development General
     Partner Corp.                                 Devco GP-US

     O&Y (U.S.) Financial Company                  Financial Co.

     245 Park Avenue Company                       245 Co.

     Olympia & York 245 Lease Company              245 Lease

     Olympia & York Tower B Company                Tower B Company

     Olympia & York Tower B Lease Company          Tower B Lease

     WFC Tower A Company                           WFC

     Olympia & York Maiden Lane Company            Maiden Company

     11601 Wilshire Associates                     11601 Associates

     Olympia & York/O' M&M Associates              O' M&M Associates

     Devco 11601-A, L.P.                           11601-A

     Devco 11601-B, L.P.                           11601-B

     Tower A Limited Partnership                   Tower A

     O&Y Tower A Holding Company                   Tower A Holding

     O&Y Tower B Holding Company I                 Tower B Holding-I




DOCUMENTS

1.   Revolving Credit Agreement among Devco, the Banks and the Agent.

2. The following promissory notes made by Devco to the Banks in the original principal amounts as set forth below:

     a.    BHF - Bank                        $20,000,000

     b.    Bank of Montreal                  $50,000,000

     c.    The Sumitomo Trust &
           Banking Company, Limited          $20,000,000

     d.    Westdeutsche Landesbank           $20,000,000

     e.    Banco di Roma                     $10,000,000

     f.    Manufacturers Hanover
           Trust Company                     $10,000,000

     g.    Morgan Guaranty Trust
           Company of New York               $20,000,000

     h.    Svenska Handelsbank               $10,000,000

3. Partnership Interest Pledge and Security Agreement between Equity Co., and the Agent, in connection with the pledge by Equity Co. of its interest in (x) 245 Co., (y) 245 Holding and (z) 245 Lease.

4. Partnership Interest Pledge and Security Agreement between Equityco GP-US and the Agent, in connection with the pledge by Equityco GP-US of its interest in (x) 245 Holding and (y) 245 Lease.

5. Partnership Interest Pledge and Security Agreement between 245 Holding and the Agent, in connection with the pledge by 245 Holding of its interest in 245 Co.

6. Partnership Interest Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of its interest in
     (x) WFC and (y) Tower A Holding.

7. Partnership Interest Pledge and Security Agreement between Devco GP-US and the Agent, in connection by the pledge by Devco GP-US of its interest in Tower A Holding.

8. Partnership Interest Pledge and Security Agreement between Real Estate and the Agent, in connection with the pledge by Real Estate of its interest in Tower A.

9. Partnership Interest Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of its interest in
     (x) Tower B Lease and (y) Tower B Holding-I.

10. Partnership Interest Pledge and Security Agreement between Devco GP-US and the Agent, in connection with the pledge by Devco GP-US of its interest in (x) Tower B Company, (y) Tower B Holding-I and (z) Tower B Lease.

11. Partnership Interest Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of its interest in Maiden Company.

12. Partnership Interest Pledge and Security Agreement between Devco GP-US and the Agent, in connection with the pledge by Devco GP-US of its interest in Maiden Company.

13. Partnership Interest Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of its limited partnership interest in (x) 11601-A and (y) 11601-B.

14. Partnership Interest Pledge and Security Agreement between Devco GP-US and the Agent, in connection with the pledge by Devco GP-US of its limited partnership interest in (x) 11601-A and (y) 11601-B.

15. Partnership Interest Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of its interest in O' M&M Associates.

16. Note Pledge and Security Agreement between Real Estate and Financial Co. and the Agent, in connection with the Pledge by Real Estate and Financial Co. of certain promissory notes described therein which were made by Tower A Associates to Real Estate and Financial Co. (the "Tower A Notes").

17. Swap Pledge and Security Agreement between Equity Co. and the Agent, in connection with the pledge by Devco of its right, title and interest in the Interest Rate Swap Agreement between The Dai-Ichi Kangyo Bank, Limited, New York Branch and Devco.

18. Swap Pledge and Security Agreement between Devco and the Agent in connection with the pledge by Devco of all its right, title and interest the Swap Confirmation between Citibank, N.A. and Devco.

19. Note Pledge and Security Agreement between Devco and the Agent, in connection with the pledge by Devco of the promissory note described therein which was made by Equity Co. to Devco (the "Equity Co. Note").

20. With respect to each of the items numbered 3 through 19 above, two UCC-1 Financing Statements naming the various pledgors, as debtor, and the Agent, as secured party, one to be filed with the New York Secretary of State and one to be filed in New York County.

21. Assignment by Real Estate and Financial Co. of all Form UCC-1 financing statement executed by Tower A Associates naming Tower A Associates as debtor and Real Estate and Financial Co. as secured parties in connection with the Amended and Restated Security Agreement, dated as of July 31, 1987, among Tower A Associates, Real Estate and Financial Co., under which the general and limited partnership interests in Tower A have been pledged to secure the Tower A Notes.

22. Assignment by Devco of all Form UCC-1 financing statements executed by Equity Co. naming Equity Co. as debtor and Devco as secured party in connection with the Partnership Interest Pledge and Security Agreement between Devco and Equity Co., under which Equity Co.'s general and limited partnership interests in 245 Holding and its general partnership interests in 245 Lease and 245 Co. have been pledged to secure the Equity Co. Note.

23.  Guaranty by US Holdings in favor of the Agent.

24.  Agency and Intercreditor Agreement among Devco, the Agent and the
     Banks.

25. Agreement between Devco and the Agent regarding subordination of management fees payable with respect to One World Financial Center.

26. Agreement between Devco and the Agent regarding subordination of management fees payable with respect to Two World Financial Center.

27. Agreement between O&Y Management Corp. and the Agent regarding subordination of management fees payable with respect to 245 Park Avenue.

28. Agreement between Devco, d/b/a O&Y Hope Street Management Company, and the regarding subordination of management fees payable with respect to 400 South Hope Street.

29. Lost Note Affidavit and Indemnity made by Real Estate in favor of the Agent.

30. Lost Note Affidavit and Indemnity made by Financial Co. in favor of the Agent.

31.  Estoppel from the Bear Stearns Companies Inc.

31.  Estoppel from Aetna Life Insurance Company.

33.  Estoppel from The Dai-Ichi Kangyo Bank, Limited, New York Branch.

                              EXHIBIT "C"

     All rights of Continental pursuant to, under, and in connection with the following document, to the extent consistent with Section 9.3 of the Partnership Agreement:

1. Promissory Note, dated as of December 29, 1983, made by JMB to Continental, in the principal amount of $35,000,000.

2. First Amended and Restated Security Agreement, dated as of December 29, 1983, between JMB and Continental, relating to the $35,000,000 loan.

3. Guaranty of Payment, dated as of December 29, 1983, from JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, as guarantors, to Continental, relating to the $35,000,000 loan.

4. Guaranty of Interest, dated as of December 29, 1983, from JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, as guarantors, to Continental, relating to the $35,000,000 loan.

5. Side Letter, dated December 29, 1983, from Continental to JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, relating to the $35,000,000 loan.

6. Promissory Note, dated as of December 29, 1983 made by JMB to Continental, in the principal amount of $15,000,000.

7. First Amended and Restated Security Agreement, dated as December 29, 1983, between JMB and Continental, relating to the $15,000,000 loan.

8. Guaranty of Payment, dated as of December 29, 1983, from JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, as guarantors, to Continental, relating to the $15,000,000 loan.

9. Promissory Note, dated as of December 29, 1983, made by JMB to Continental, in the principal amount of $13,000,000.

10. First Amended and Restated Security Agreement, dated as of December 29, 1983, between JMB and Continental, relating to the $13,000,000 loan.

11. Guaranty of Payment, dated as of December 29, 1983 from JMB Realty Corporation, as guarantor, to Continental, relating to the $13,000,000 loan.

12. Side Letter, dated December 29, 1983, between JMB and Continental, relating to the $13,000,000 loan.


13.  Consent Agreement, dated December 29, 1983, between JMB and
Continental, relating to the $35,000,000 loan, $15,000,000 loan and $13,000,000 loan.

14. First Amendment to Notes, Loan Documents and Guaranties, dated as of February 29, 1984, among JMB, as borrower, JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, as guarantors, and Continental.

15. Second Amendment to $15,000,000 Loan Documents and $35,000,000 Loan Documents and First Amendment to $13,000,000 Loan Documents and Restated Security Agreement, dated July 10, 1984, among JMB, as borrower, JMB Realty Corporation, Judd D. Malkin, Neil G. Bluhm, and The 1975 Judd D. Malkin Life Insurance Trust, as guarantors, and Continental.

16. Guaranty of Payment, dated as of April 15, 1991, from JMB Realty Corporation to Continental.

17.  Side Letter, dated as of April 15, 1991, between JMB Continental.

18. Certification re Indebtedness, dated as of April 15, 1991, between JMB and Continental.

19. Side Letter dated as of April 15, 1991, from Continental to JMB regarding waiver of defaults.